Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 File No. 333-175838, effective July 28, 2011 and File No. 333-151995, effective June 27, 2008) pertaining to the Equity Incentive and Non-Employee Director Plans of KCAP Financial, Inc. of our report dated March 31, 2015, with respect to the consolidated financial statements of KCAP Financial, Inc., and the effectiveness of internal control over financial reporting of KCAP Financial, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

New York, New York
March 31, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 File No. 333-175838, effective July 28, 2011 and File No. 333-151995, effective June 27, 2008) pertaining to the Equity Incentive and Non-Employee Director Plans of KCAP Financial, Inc. of our report dated March 31, 2015, with respect to the combined financial statements of Asset Manager Affiliates included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP
New York, New York
March 31, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 File No. 333-175838, effective July 28, 2011 and File No. 333-151995, effective June 27, 2008) pertaining to the Equity Incentive and Non-Employee Director Plans of KCAP Financial, Inc. of our report dated March 31, 2015, with respect to the financial statements of Katonah 2007-I CLO Ltd., included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

New York, New York
March 31, 2015